PDL BioPharma, Inc.
2Q2010
July 28, 2010

The following document was compiled from public press releases for your convenience.  This document, together with the press release issued today, provides information regarding PDL related to its second quarter 2010 financial and business results.

Non-GAAP Earnings per Share

An important component of our current strategy is the improvement of our capital structure and reducing the dilution associated with our convertible notes.  To this end, in the second quarter of 2010, we repurchased $84.2 million face value of our 2.75% subordinated notes due in August 2023 at market prices at an average premium of 19% to face value for total consideration of $100.4 million in cash, plus accrued interest.  This transaction resulted in a charge to non-operating expense of $16.3 million or $14.7 million net of tax.  The effect of these transactions was to reduce net income per diluted share from $0.38 to $0.30.

During the second quarter of 2009, we repurchased at market prices $50.0 million face value of the 2023 Notes at approximately a 2% discount to face value for total consideration of $49.3 million in cash, plus accrued but unpaid interest, and $5.0 million face value of the 2012 Notes at a 10.75% discount to face value for total consideration of $4.5 million in cash, plus accrued but unpaid interest.  These transactions resulted in a gain of $1.2 million or $0.8 million net of tax.  The effect of these transactions was to increase net income per diluted share from $0.46 to $0.47.

The result of these repurchase transactions was to reduce shares used to compute net income per diluted share on an as converted basis by 14.9 million shares and 6.6 million shares in 2010 and 2009, respectively.  Excluding these transactions, non-GAAP earnings per share was:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net Income	$50,138	$77,237	$76,145	$114,694
Add back loss (gain) on repurchase of convertible notes	16,327	(1,195)	16,327	(1,195)
Deduct income tax expense (benefit) on repurchase of convertible notes	(1,590)	418	(1,590)	418
Non-GAAP net income	64,875	76,460	90,882	113,917
Add back interest expense for convertible notes, net of estimated taxes	1,360	1,819	2,995	3,761
Non-GAAP income used to compute non-GAAP net income per diluted share	$66,235	$78,279	$93,877	$117,678

Non-GAAP net income per basic share	$0.54	$0.64	$0.76	$0.95
Non-GAAP net income per diluted share	$0.38	$0.46	$0.52	$0.69

We will continue to look for opportunities to further limit and reduce dilution associated with these securities in future quarters as well as to improve our capital structure.

PDL BioPharma, Inc.
2Q2010
July 28, 2010

Licensed Product Regulatory Updates
Trastuzumab-DM1 (T-DM1)
On July 6, 2010, Genentech and Roche submitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for T-DM1 in people with advanced HER2-positive breast cancer who have previously received multiple HER2-targeted medicines and chemotherapies. This submission is based on the results of a Phase 2 study, which showed T-DM1 shrank tumors in one-third of women who had received on average seven prior medicines for advanced HER2-positive breast cancer.1 According to analyst estimates, T-DM1 could reach peak sales of 2 to 5 billion Swiss francs and T-DM1 could win regulatory approval as early as 2011.2

Lucentis®(ranibizumab)
On June 22, 2010, Genentech and Roche announced the approval of Lucentis for an additional indication, the treatment of patients with macular edema (swelling in the retina) following retinal vein occlusion. The FDA approved the new indication after a six-month priority review.3

Avastin® (bevacizumab)
On July 20, 2010, ODAC voted that use of Avastin in combination with paclitaxel for previously untreated advanced HER2-negative breast cancer be removed from the US label. The FDA expects to make a final decision by September 17, 2010. If the FDA accepts the recommendation to remove approval for first line treatment in HER2-negative breast cancer, we would no longer receive royalties for this indication.  Based on our internal model, we estimate that in 2009, this indication represented less than 5% of total global Avastin sales.  The ODAC recommendation does not impact Avastin’s use in advanced colorectal, lung and kidney cancer, and glioblastoma.1

Mylotarg® (gemtuzumab ozogamicin)
On June 21, 2010, at the request of the FDA after results from a recent clinical trial raised new concerns about the product’s safety and the drug failed to demonstrate clinical benefit to patients enrolled in the trials, Pfizer, the parent company of Wyeth, voluntarily withdrew from the U.S. market the drug Mylotarg for patients with acute myeloid leukemia, a bone marrow cancer.  Pfizer will continue to make Mylotarg available for current patients.5

Motavizumab
On June 2, 2010, the FDA’s Antiviral Drugs Advisory Committee voted 14 to 3 against the license to market MedImmune’s motavizumab for the prevention of serious respiratory syncytial virus (RSV) disease in high-risk infants.6

Foreign Currency Exchange Contracts
We hedge certain foreign currency exchange risk exposures related to our licensees’ product sales with foreign currency exchange contracts. In general, these contracts are intended to offset the underlying foreign currency market risk in our royalty revenues.   Approximately 50% of our revenue is based on  sales in currencies other than the US dollar.  As such, when the US dollar strengthens by 10%, our revenues will decline by 5%.

PDL BioPharma, Inc.
2Q2010
July 28, 2010

In January and May 2010, we entered into a series of foreign currency exchange contracts covering the 12 quarters in which our licensees’ sales occur through December 2012. We did not have foreign currency exchange contracts prior to January 2010. We have designated the foreign currency exchange contracts as cash flow hedges. At the inception of the hedging relationship and on a quarterly basis, we assess hedge effectiveness. The aggregate unrealized gain or loss on the effective component of our foreign currency exchange contracts net of estimated taxes is recorded in stockholders’ deficit as accumulated other comprehensive income. Gains or losses on cash flow hedges are recognized as royalty revenue in the same period that the hedged transaction (royalty revenue) impacts earnings.

PDL BioPharma, Inc.
2Q2010
July 28, 2010

Business Expansion through Acquisition of New Royalty Assets
PDL is exploring options to acquire additional royalty assets to diversify its business beyond the Queen et al patent estate. The Company has evaluated numerous opportunities, but will only proceed with transactions that fit the Company’s criteria. PDL’s primary targets are commercial-stage products with the opportunity for new indications consistent with our current portfolio. PDL is evaluating products that are first- in-class, or the gold standard of their treatment group.

Litigation Updates
European Opposition to ‘216 Patent
In November 2003, in an appeal proceeding of a prior action of the Opposition Division of the EPO, the Technical Board of Appeal of the EPO ordered that certain claims in our ‘216 Patent be remitted to the Opposition Division for further prosecution and consideration of issues of patentability, that is, entitlement to priority, novelty, enablement and inventive step. The Technical Board of Appeal has scheduled a hearing for the appeal with respect to the ‘216 Patent to begin on February 28, 2011. PDL intends to vigorously defend the ‘216 Patent in this proceeding.

Action for Declaratory Judgment by MedImmune
In December 2008, MedImmune filed a lawsuit against us in the United States District Court for the Northern District of California. MedImmune’s complaint seeks a declaratory judgment that the U.S. Queen et al. patents are invalid and/or not infringed by its Synagis and motavizumab products and, that therefore, MedImmune owes no royalties under its license agreement with us. A jury trial is scheduled to begin on January 25, 2011.

Forward-looking Statements
This document contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:
    --  The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;

    --  The relative mix of royalty-bearing Genentech products manufactured and sold outside the U.S. versus manufactured or sold in the U.S.;

    --  The ability of our licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;

    --  Changes in any of the other assumptions on which PDL's projected royalty revenues are based;

    --  The outcome of pending litigation or disputes;

    --  The change in foreign currency exchange rate; and

    --  The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

PDL BioPharma, Inc.
2Q2010
July 28, 2010

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this document are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Royalty Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2010	16,870	44,765			61,635
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952
Herceptin	Q1	Q2	Q3	Q4	Total
2010	23,402	38,555			61,957
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	28,188	21,557	20,354	85,241
Lucentis	Q1	Q2	Q3	Q4	Total
2010	7,220	19,091			26,310
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	-	-	6,579	3,335	9,914
Xolair	Q1	Q2	Q3	Q4	Total
2010	3,723	6,386			10,110
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768
Raptiva	Q1	Q2	Q3	Q4	Total
2010	(150)	142			(8)
2009	477	589	22	150	1,238
2008	405	1,618	1,111	802	3,937
2007	588	1,246	1,160	738	3,733
2006	776	1,060	1,069	874	3,780
Synagis	Q1	Q2	Q3	Q4	Total
2010	-	-			-
2009	17,145	18,869	1,568	3,159	40,741
2008	16,268	17,376	2,278	4,251	40,173
2007	14,352	16,747	1,608	4,042	36,748
2006	14,171	14,689	1,608	3,664	34,131
Tysabri	Q1	Q2	Q3	Q4	Total
2010	8,791	8,788			17,579
2009	6,656	7,200	7,642	8,564	30,062
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	-	-	-	237	237
Actemra	Q1	Q2	Q3	Q4	Total
2010	1,587	1,950			3,538
2009	585	537	909	1,197	3,228
2008	44	116	179	369	708
2007	32	326	32	34	425
2006	-	-	-	-	-
Mylotarg	Q1	Q2	Q3	Q4	Total
2010	366	153			519
2009	293	370	805	453	1,921
2008	314	132	288	209	943
2007	276	137	292	426	1,131
2006	309	168	311	568	1,355

* As reported to PDL by its licensees

Reported Net Sales Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2010	1,586,093	1,596,892			3,182,984
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817
Herceptin	Q1	Q2	Q3	Q4	Total
2010	1,337,732	1,349,512			2,687,244
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979
Lucentis	Q1	Q2	Q3	Q4	Total
2010	759,965	698,890			1,458,855
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	-	-	10,689	157,742	168,431
Xolair	Q1	Q2	Q3	Q4	Total
2010	240,904	225,878			466,781
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204
Raptiva	Q1	Q2	Q3	Q4	Total
2010	-	14,224			14,224
2009	62,653	21,526	1,502	-	85,681
2008	55,541	57,601	66,992	65,216	245,349
2007	45,134	47,401	52,914	53,885	199,333
2006	32,672	35,458	39,610	41,353	149,093
Synagis	Q1	Q2	Q3	Q4	Total
2010	-	-			-
2009	571,486	623,951	57,271	105,314	1,358,021
2008	542,283	574,207	80,930	141,696	1,339,116
2007	478,388	548,227	53,586	139,736	1,219,936
2006	472,362	489,634	30,185	124,629	1,116,811
Tysabri	Q1	Q2	Q3	Q4	Total
2010	293,047	287,925			580,972
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	-	-	-	7,890	7,890
Actemra	Q1	Q2	Q3	Q4	Total
2010	52,908	62,511			115,420
2009	19,504	17,920	30,313	39,888	107,627
2008	1,452	1,377	5,981	12,305	21,116
2007	2,388	873	1,071	1,137	5,470
2006	-	-	-	-	-
Mylotarg	Q1	Q2	Q3	Q4	Total
2010	8,500	8,658			17,159
2009	8,367	8,406	8,813	8,654	34,240
2008	8,978	8,050	8,225	8,140	33,393
2007	7,879	8,202	8,345	7,878	32,304
2006	8,832	9,084	8,874	16,081	42,871

* As reported to PDL by its licensees

1 Genentech (July 6, 2010). “Genentech Submits Application to FDA for Trastuzumab-DM1 in Previously Treated Advanced HER2-Positive Breast Cancer.” Press release.

2 Dow Jones News Service. “Roche Flags Cancer Pipeline, Sees 5 Drugs Ready by 2013.” June 4, 2010.

3 Genentech (June 22, 2010). “FDA Approves Lucentis® (Ranibizumab Injection) for the Treatment of Macular Edema Following Retinal Vein Occlusion.” Press release.

4 Roche (July 22, 2010). “Roche Posts Good Half Year Results.” Investor Update.

5 Pfizer (June 21, 2010). “Pfizer Prepares for Voluntary Withdrawal of U.S. New Drug Application and for Discontinuation of Commercial Availability of Mylotarg®.” Press release.

6 MedImmune (June 2, 2010). “FDA Advisory Committee Reviews MedImmune’s Motavizumab.” Press release.